U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2018

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 507

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Next Group Holdings Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on June 29, 2018, in the Definitive Information Statement filed by Cuentas Inc., formerly Next Group Holdings Inc. (the “Company”),the Company’s Board of Directors (the “Board”), and the stock holders of the Company, on June 25, 2018, approved an amendment to the Company’s articles of incorporation(the “Articles of Incorporation”) to effect a reverse stock split of the Company’s common stock, $0.001 par value per share (the “Common Stock”) in the amount to be determined by the Board in its discretion, without any further action by stockholders (the “Reverse Stock Split”).

Accordingly, on August 7, 2018, the Board approved a one-for-three hundred (1:300) reverse stock split of the Common Stock. The Company has filed an articles of amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of Florida to effect the Reverse Stock Split on August 8, 2018,subject to approval by Financial Information Regulatory Association, Inc. Accordingly, once such Reverse Stock Split is declared effective, each of the Company’s stock holders will receive one (1) new share of Common Stock for every three hundred (300) shares such shareholder held immediately prior to the Reverse Stock Split. The Reverse Stock Split affects all of the Company’s issued and outstanding shares of Common Stock. The Reverse Stock Split will also affect the Company’s outstanding stock options, warrants and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the Reverse Stock Split ratio. No fractional shares will be issued as a result of the Reverse Stock Split. In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share will be entitled to receive one full share for the fraction of a share to which he is entitled.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock will be adjusted from 357,591,331shares to approximately 1,192,519 shares. The number of authorized shares of Common Stock under the Articles of Incorporation remains the same.

The information set forth herein is qualified in its entirety by the terms contained in the Articles of Amendment, a copy of which is attached to this report as Exhibit 3.01.

Item 9.01        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Title of Document

3.1	Articles of Amendment, as filed with the Secretary of State of the State of Florida on August 8, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: August 8, 2018	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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